March 1, 2001



State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02110

Re:      JOHN HANCOCK INVESTMENT TRUST III
              John Hancock U.S. Global Leaders Fund

Dear Sirs:

         John Hancock Investment Trust III (the "Trust"), a Massachusetts business trust, on its own behalf and on behalf of the above-named series of the Trust (the "Fund") hereby notifies State Street Bank and Trust Company (the "Bank") that the Trust desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Amended and Restated Master Custodian Agreement between John Hancock Mutual Funds and the Bank dated March 9, 1999 to be effective March 1, 2001.

         If the Bank agrees to provide such services, please sign below and return a signed original of this letter to the undersigned.


STATE STREET BANK AND TRUST COMPANY       JOHN HANCOCK INVESTMENT TRUST III
                                          On behalf of John Hancock U.S. Global
                                          Leaders Fund



By:  /s/Ronald E. Logue                      By: /s/ Maureen R. Ford
     ------------------                          -------------------
      Name: Ronald E. Logue                  Name:  Maureen R. Ford
      Title: Vice Chairman                   Title:    President



Attest:______________________________        Attest: Wendy Anne Vincent
                                                     ------------------

s:\funds\invtriii\us global leaders\us global leaders custodian agt amendment